UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

INTELLIGENT CLOUD RESOURCES INC.

(Exact name of registrant as specified in charter)

Nevada	000-55844	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2857 Sherwood Heights Dr., Suite 8 Oakville, Ontario, Canada	L6J 7J9
(Address of principal executive offices)	(Zip Code)

(647) 478-6385

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously announced, Intelligent Cloud Resources Inc. (the “Company”) entered into a definitive agreement on July 21, 2017 to license Fonia Mobile and Fonia Financial (collectively “Fonia”) in the State of Florida and the Caribbean, referenced previously as the “instant access mobile” products from inception to launch.

As of October 20, 2017, the Company has acquired the exclusive license rights expanding the license nationwide across the United States.

The Company’s exclusive focus is now the commercialization of Fonia.

Item 8.01.	Other Events.

The Board of Directors of the Company would like to provide the following updates.

Nature of Operations of Fonia

The Company has changed its nature of operations to providing technology solutions, and cloud-based financial and telecommunication services.

Executive Summary

The Company, through its license of Fonia, offers mobile banking and telecommunication solutions specifically designed for unbanked and underbanked adults living in the U.S.

Fonia’s mobile banking includes a bank account app, and a pre-paid MasterCard. Customers can deposit checks, pay bills, withdraw money from ATMs, purchase products and services, and send money anywhere in the world. It also offers credit monitoring and improvement through a partnership with TransUnion. Customers are pre-approved, with no credit checks necessary, due to all financial transactions being pre-paid.

The bank account is combined with a mobile phone network offering North America calling and roaming coverage supported by AT&T. The customer mobile plan offers 500 minutes, 500 texts, and 500 megabytes at a low, fixed monthly payment.

Both the bank account and mobile access are pre-loaded on a Leagoo android smart phone, and sold as a package at an extremely competitive price.

Additional information can be found at www.foniamobile.com.

Our Mission

The Company’s focus is the growth of Fonia’s proprietary mobile banking and telecommunication solutions custom tailored for the 118 million unbanked and underbanked adults living in the U.S. The Company’s goal is to become a top 10 leader in mobile banking market.

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Target Market

Fonia is for the 50 million unbanked and 68 million underbanked Americans. Unlike banks, Fonia offers services that are easy to use, transparent, competitively priced with no hidden fees or charges. In fact, the phone is the bank branch.

Target Market Overview

Unbanked consumers are twice as likely as banked consumers to be without a cellphone, despite the fact that more than half of them have smartphones. Further, most unbanked consumers who own basic mobile phones don’t plan on buying a smartphone in the next year. Cellphones can be especially costly for lower-income consumers, such as most of the unbanked. Shared or family plans—which 68 percent of smartphone owners use—often cost between $100 and $200 a month.

Maintaining mobile phone service can be a financial hardship for the unbanked. The unbanked are nearly twice as likely as banked consumers to suspend or cancel their cellphone plans because they were too expensive.

Unbanked consumers most often receive their wages by checks or money orders. For the unbanked, the inability to easily load funds either via check—which is how they most often receive income—or cash onto a smartphone is the most significant barrier to use, even more than concerns about safety, which is the top concern among banked consumers.

Fonia product and value proposition

A bank account, debit card, and mobile plan, pre-loaded onto an Android smart phone, custom designed for unbanked customers.

A pre-approved mobile bank account and MasterCard that allows clients to:

●	Deposit checks
●	Send money to anyone, anywhere in the world
●	Withdraw money from bank machines
●	Purchase goods
●	Pay rent and bills

The features include:

●	No credit check required, everyone is pre-approved
●	Improves customers credit rating
●	Includes a pre-paid MasterCard
●	Fully secure, and FDIC registered
●	A bank, debit card, credit score, and phone plan in one monthly statement

This includes a smartphone and mobile plan for $50 up front, and $20 per month.

The offer currently includes a Leagoo Android smart phone (a several hundred dollar value), a MasterCard, and a bank account, and a 30 day pre-paid mobile plan.

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Features include:

●	One rate - $20 a month
●	500 minutes, 500 texts and 500 megabytes of non-WIFI data
●	US, Mexico, Canada nationwide coverage
●	Automatically switches to WIFI in WIFI friendly locations, i.e. between home, work, and local coffee shops.
●	New phone number or transfer current number, free
●	Caller ID and call waiting included
●	SIM kit, including everything one needs to get started

Our licenses, partnerships, and infrastructure

Fonia has secured licenses and / or partnerships with MasterCard, AT&T, Transunion, Leagoo, and 7 Eleven to offer a comprehensive, custom, end-to-end banking and mobile network solution for U.S. unbanked customers.

Summary of business of Fonia

Fonia’s proprietary technology combined with a network of powerful partners, including MasterCard, AT&T, and Transunion is a powerful offering in the United States marketplace.

Fonia is custom designed for the unbanked and underbanked market, catering to their needs and desires. Our combined smartphone product, bank account, and mobile network service offerings at a combined purchase price of just $50, plus low, ongoing service fees is competitive and we expect to be well received by our market in late 2017 and 2018.

Our management team, along with our category dominating network partners are experienced, not only in the mobile and financial category, but in launching, managing, and operating high-growth products and companies.

Since the unbanked are not entrenched in old-fashioned banking routines, attitudes, and a network of physical branches, they are more likely to embrace the Fonia digital banking option.

The Company’s initial market is Greater Miami, Florida, representing a market of nearly 2 million customers. Based on success, we’ll roll out to other unbanked markets with the help of our retail partners, such as 7-Eleven, across the United States.

Fonia is fully operational and expects to launch in Florida in late 2017 and begin nationwide marketing efforts in 2018.

Executive Office

Effective immediately, the Company’s principal executive office has been relocated to 2857 Sherwood Heights Dr., Suite 8, Oakville, Ontario, Canada L6J 7J9.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT CLOUD RESOURCES INC.

Date: October 20, 2017	By:	/s/ Christopher Pay
Christopher Pay, Chief Executive Officer

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